As filed with the Securities and Exchange Commission on January 25, 2024

Registration No. 333-211886

Registration No. 333-225670

Registration No. 333-239326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-211886

REGISTRATION STATEMENT NO. 333-225670

REGISTRATION STATEMENT NO. 333-239326

UNDER

THE SECURITIES ACT OF 1933

NantHealth, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	27-3019889
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

760 W Fire Tower Rd, Suite 107

Winterville, NC 28590

(855) 949-6268

(Address of principal executive offices, including zip code)

NantHealth, Inc. 2016 Equity Incentive Plan, as Amended and Restated

Phantom Unit Plan

(Full title of the plan)

Bob Petrou

NantHealth, Inc.

760 W Fire Tower Rd, Suite 107

Winterville, NC 28590

(855) 949-6268

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters

Thomas E. Hornish

Savir S. Punia

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real

San Diego, CA 92130

Telephone: (858) 350-2300

Facsimile: (858) 350-2399

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments No. 1 to each of the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), are being filed by NantHealth, Inc. (the “Registrant”) with the U.S. Securities Exchange and Commission (the “SEC”) to terminate the effectiveness of each such Registration Statement and to deregister any and all shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•

Registration Statement on Form S-8 (No. 333-211886), filed with the SEC on June 7, 2016, relating to the registration of 6,000,000 shares of Common Stock reserved for issuance pursuant to the Registrant’s 2016 Equity Incentive Plan, as amended and restated (the “2016 Plan”), and 6,230,268 shares of Common Stock reserved for issuance pursuant to the Registrant’s Phantom Unit Plan.

•	Registration Statement on Form S-8 (No. 333-225670), filed with the SEC on June 15, 2018, relating to the registration of 6,800,000 Common Stock reserved for issuance pursuant to the 2016 Plan.

•	Registration Statement on Form S-8 (No. 333-239326), filed with the SEC on June 19, 2020, relating to the registration of 12,000,000 Common Stock reserved for issuance pursuant to the 2016 Plan.

The Registration Statements are hereby amended to remove from registration the securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof. Note that the numbers of securities listed above do not take into account any applicable corporate actions, such as stock splits, that may have been taken in the interim.

The Registrant intends to file a Form 15 with the SEC, requesting suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act following the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winterville, State of North Carolina, on January 25, 2024.

NantHealth, Inc.

By:	/s/ Bob Petrou
Bob Petrou
Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign these Post Effective Amendments No. 1 to the Registration Statements on Form S-8.